TheStreet Announces Fourth Quarter & Full Year 2012 Financial Results

NEW YORK (February 21, 2013) – TheStreet (NASDAQ: TST), a leading digital financial media company, today reported financial results for the fourth quarter and full year 2012.  The Company reported revenue of $50.7 million, a net loss of $12.7 million and Adjusted EBITDA(1) of $1.3 million for the full year. The Company reported revenue of $13.8 million, a net loss of $2.2 million and Adjusted EBITDA(1) of $0.5 million for the quarter. Excluding payments related to restructuring and other charges, the Company generated more than $0.7 million in operating cash flow for the fourth quarter. The fourth quarter and full year results reflect the operations of The Deal, since our acquisition was completed on September 11, 2012.

Revenue for the full year decreased 12.2% compared to the full year of 2011, while revenue in the fourth quarter decreased 3.1% compared to the same period last year. Subscription Services revenue for the full year was $38.2 million, a decrease of 3.2% compared to the full year of 2011, while Subscription Services revenue was $11.1 million for the fourth quarter, an increase of 12.8% compared to the prior year period.  Media revenue for the full year was $12.5 million, a decrease of 31.6% from the full year of 2011, while Media revenue was $2.7 million for the fourth quarter, a decrease of 38.3% compared to the prior year period.

Operating expenses for the full year were $63.8 million, a decrease of 4.2% compared to 2011.  Excluding $6.4 million and $1.8 million related to restructuring and other charges and gain on disposition of assets in 2012 and 2011, respectively, operating expenses declined 11.3% compared to 2011. Operating expenses in the fourth quarter were $16.1 million, a decrease of 4.2% as compared to the prior year period. Excluding $0.5 million and $1.8 million related to restructuring and other charges and gain on disposition of assets in the fourth quarter of 2012 and 2011, respectively, operating expenses increased 4.0% compared to the prior year period.

Adjusted EBITDA (1) for the full year was $1.3 million compared to $2.0 million for the full year of 2011.  Adjusted EBITDA (1) was $0.5 million in the fourth quarter, as compared to $1.2 million in the prior year period.

“In the fourth quarter, we continued to execute our turnaround strategy by right-sizing our cost structure, including moving most of our operations to the cloud, and integrating The Deal.   Our strong balance sheet, ending the year with $60.5 million in cash and investments, allowed us to complete a large portion of our restructuring in 2012.  We will continue to focus on driving subscription revenue, optimizing our free site and modernizing our technology infrastructure in the new year.” said Elisabeth DeMarse, Chairman, President and Chief Executive Officer.

Selected Operating Results of Fourth Quarter and Full Year 2012

•	Average revenue per user for the full year increased 6.3% as compared to the full year of 2011. Average revenue per user in the fourth quarter increased 6.1% as compared to the prior year period (2).

•	Average monthly churn of 2.6% for the fourth quarter improved from 3.8% in the prior year period (2) (3).

•	The average number of paid subscriptions was 73,993 for the quarter (2).

•
Including The Deal, Subscription Services bookings for the full year decreased 7.9% from the full year of 2011, while Subscription Services bookings in the fourth quarter increased 21.1% as compared to the prior year period.

The Company’s net loss for the full year was $12.7 million as compared to $8.2 million for the full year of 2011. Excluding the restructuring and other charges and the gain from disposition of assets of $6.4 million and $1.8 million in 2012 and 2011, respectively, net loss was $6.4 million, flat with the prior year. For the fourth quarter, net loss was $2.2 million as compared to a net loss of $2.4 million in the fourth quarter of 2011. Excluding the restructuring and other charges and the gain from disposition of assets of $0.5 million and $1.8 million in 2012 and 2011, respectively, net loss was $1.7 million, as compared to $0.6 million in the prior year.

The Company reported a net loss per share for the full year of $0.38 as compared to a net loss of $0.26 for the full year of 2011. Net loss per share was $0.07 in the fourth quarter of 2012, as compared to a net loss of $0.08 in the fourth quarter of 2011.

The Company ended the year with cash and cash equivalents, restricted cash and marketable securities of $60.5 million.

Conference Call Information

TheStreet will discuss its financial results for the fourth quarter today at 4:30 p.m. ET.

To participate in the call, please dial 800-649-5127 (domestic) or 914-495-8549 (international).  The Conference ID number is 94061591.  This call is being webcast and can be accessed in the Investor Relations section of TheStreet website at http://investor-relations.thestreet.com/events.cfm.

A replay of the webcast will be available approximately two hours after the conclusion of the call and remain available in the Investor Relations section of TheStreet website at http://investor-relations.thestreet.com/events.cfm through March 15, 2013.

About TheStreet

TheStreet, Inc. is a leading digital financial media company that distributes its content through online, social media, tablet and mobile channels. The Company's network of brands includes: TheStreet, RealMoney, RealMoney Pro, The Deal, Stockpickr, Action Alerts PLUS, Options Profits, MainStreet and Rate-Watch. For more information on TheStreet's business, visit www.t.st. For financial and business news, actionable trading ideas, stock quotes and more, visit TheStreet.com, follow TheStreet on Facebook and Twitter, visit TheStreet.mobi from your mobile device and access TheStreet through all major tablet platforms. For more information on The Deal, visit www.thedeal.com.

The TheStreet, Inc. logo is available at:  http://photos.prnewswire.com/prnh/20130102/NY35868LOGO-b.

Non-GAAP Financial Information

 (1) To supplement the Company's financial statements presented in accordance with generally accepted accounting principles ("GAAP"), the Company uses non-GAAP measures of certain components of financial performance, including "EBITDA," "Adjusted EBITDA" and "free cash flow."  EBITDA is adjusted from results based on GAAP to exclude interest, income taxes, depreciation and amortization.  This non-GAAP measure is provided to enhance investors' overall understanding of the Company's current financial performance and its prospects for the future.  Specifically, the Company believes that the non-GAAP EBITDA results are an important indicator of the operational strength of the Company's business and provide an indication of the Company's ability to service debt and fund capital expenditures.  EBITDA eliminates the uneven effect of considerable amounts of noncash depreciation of tangible assets and amortization of certain intangible assets that were recognized in business combinations.  Adjusted EBITDA further eliminates the impact of noncash stock compensation, restructuring and other charges affecting comparability.  A limitation of these measures, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company's businesses.  Management evaluates the investments in such tangible and intangible assets through other financial measures, such as capital expenditure budgets and investment spending levels.  "Free cash flow" means net loss plus non-cash expenses net of gains/losses on dispositions of assets, less changes in operating assets and liabilities and capital expenditures.  The Company believes that this non-GAAP financial measure is an important indicator of the Company's financial results because it gives investors a view of the Company's ability to generate cash.

(2) Calculation excludes the impact of The Deal.

(3) Average monthly churn rate is defined as subscriber terminations/expirations in the quarter divided by the sum of the beginning subscribers and gross subscriber additions for the quarter, then divided by three.  Subscriptions that are on a free-trial basis are not regarded as added or terminated unless the subscription is active at the end of the free-trial period.

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements regarding the Company’s restructuring initiatives and expectations for 2013.  Such forward-looking statements are subject to risks and uncertainties, including those described in the Company's filings with the Securities and Exchange Commission (“SEC”) that could cause actual results to differ materially from those reflected in the forward-looking statements.  Factors that might contribute to such differences include, among others, economic downturns and the general state of the economy, including the financial markets and mergers and acquisitions environment, our ability to drive revenue, and increase or retain current subscription revenue, our ability to optimize our free site and generate new subscription revenue; our ability to successfully integrate The Deal and other acquisitions; our ability to develop new products; competition and other factors set forth in our filings with the SEC, which are available on the SEC’s website at www.sec.gov.  All forward-looking statements contained herein are made as of the date of this press release.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results or occurrences.  The Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Contacts:
Elisabeth DeMarse
Chairman, President and Chief Executive Officer
TheStreet
212-321-5000
ir@thestreet.com

Erica Mannion
Investor Relations
Sapphire Investor Relations, LLC
415-471-2700
ir@thestreet.com

THESTREET, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	December 31, 2012	December 31, 2011
Current Assets:
Cash and cash equivalents	$23,845,360	$44,865,191
Marketable securities	18,096,091	20,895,238
Accounts receivable, net of allowance for doubtful
accounts of $165,294 at December 31, 2012 and $158,870 at
December 31, 2011	5,750,753	6,225,424
Other receivables	1,134,142	356,219
Prepaid expenses and other current assets	1,450,742	1,421,955
Restricted cash	-	660,370
Total current assets	50,277,088	74,424,397

Property and equipment, net of accumulated depreciation
and amortization of $14,633,037 at December 31, 2012
and $13,466,365 at December 31, 2011	5,672,000	8,494,648
Marketable securities	17,298,227	7,894,365
Other assets	103,964	172,055
Goodwill	25,726,239	24,057,616
Other intangibles, net of accumulated amortization of $6,570,315
at December 31, 2012 and $5,529,730 at December 31, 2011	11,156,550	5,370,135
Restricted cash	1,301,000	1,000,000
Total assets	$111,535,068	$121,413,216

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$3,813,955	$2,305,589
Accrued expenses	5,921,152	7,970,802
Deferred revenue	21,080,759	17,625,666
Other current liabilities	632,618	509,214
Total current liabilities	31,448,484	28,411,271
Deferred tax liability	288,000	288,000
Other liabilities	4,340,749	4,569,497
Total liabilities	36,077,233	33,268,768

Stockholders' Equity:
Preferred stock; $0.01 par value; 10,000,000 shares
authorized; 5,500 shares issued and 5,500 shares
outstanding at December 31, 2012 and December 31, 2011;
the aggregate liquidation preference totals $55,000,000 as of
December 31, 2012 and December 31, 2011	55	55
Common stock; $0.01 par value; 100,000,000 shares
authorized; 39,855,468 shares issued and 33,027,752
shares outstanding at December 31, 2012, and 38,461,595
shares issued and 32,131,188 shares outstanding at
December 31, 2011	398,555	384,616
Additional paid-in capital	270,943,151	270,230,246
Accumulated other comprehensive income	(128,994)	(394,600)
Treasury stock at cost; 6,827,716 shares at December 31, 2012
and 6,330,407 shares at December 31, 2011	(11,974,261)	(11,010,149)
Accumulated deficit	(183,780,671)	(171,065,720)
Total stockholders' equity	75,457,835	88,144,448

Total liabilities and stockholders' equity	$111,535,068	$121,413,216

THESTREET, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2012	2011	2012	2011
Net revenue:
Subscription services	$11,091,829	$9,835,537	$38,232,682	$39,514,153
Media	2,734,236	4,433,703	12,488,121	18,245,847
Total net revenue	13,826,065	14,269,240	50,720,803	57,760,000

Operating expense:
Cost of services	7,051,806	6,462,815	24,886,142	26,499,085
Sales and marketing	3,318,426	3,559,380	13,395,328	16,681,562
General and administrative	3,395,043	3,651,415	13,637,895	15,810,994
Depreciation and amortization	1,771,650	1,264,840	5,512,299	5,757,365
Restructuring and other charges	549,995	1,825,799	6,589,792	1,825,799
Gain on disposition of assets	(27,000)	-	(232,989)	-
Total operating expense	16,059,920	16,764,249	63,788,467	66,574,805
Operating loss	(2,233,855)	(2,495,009)	(13,067,664)	(8,814,805)
Net interest income	57,497	137,924	352,713	667,822
Loss on sale of marketable securities	-	(35,340)	-	(35,340)
Loss from continuing operations before income taxes	(2,176,358)	(2,392,425)	(12,714,951)	(8,182,323)
Provision for income taxes	-	-	-	-
Loss from continuing operations	(2,176,358)	(2,392,425)	(12,714,951)	(8,182,323)
Discontinued operations:
Loss from discontinued operations	-	-	-	(1,798)
Net loss	(2,176,358)	(2,392,425)	(12,714,951)	(8,184,121)
Preferred stock cash dividends	-	96,424	192,848	385,696
Net loss attributable to common stockholders	$(2,176,358)	$(2,488,849)	$(12,907,799)	$(8,569,817)

Basic and diluted net loss per share:
Loss from continuing operations	$(0.07)	$(0.08)	$(0.38)	$(0.26)
Loss from discontinued operations	-	-	-	(0.00)
Net loss	(0.07)	(0.08)	(0.38)	(0.26)
Preferred stock dividends	-	(0.00)	(0.01)	(0.01)
Net loss attributable to common stockholders	$(0.07)	$(0.08)	$(0.39)	$(0.27)

Weighted average basic and diluted shares outstanding	32,893,274	32,014,179	32,710,018	31,953,683

Net loss	$(2,176,358)	$(2,392,425)	$(12,714,951)	$(8,184,121)
Net interest income	(57,497)	(137,924)	(352,713)	(667,822)
Loss on sale of marketable securities	-	35,340	-	35,340
Depreciation and amortization	1,771,650	1,264,840	5,512,299	5,757,365
EBITDA	(462,205)	(1,230,169)	(7,555,365)	(3,059,238)
Restructuring and other charges	549,995	1,825,799	6,589,792	1,825,799
Stock based compensation	566,308	611,725	2,198,713	2,777,886
Loss (gain) on disposition of assets	(27,000)	-	(232,989)	-
Transaction related costs	(174,342)	40,069	344,305	459,637
Adjusted EBITDA	$452,756	$1,247,424	$1,344,456	$2,004,084

THESTREET, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2012	2011
Cash Flows from Operating Activities:
Net loss	$(12,714,951)	$(8,184,121)
Loss from discontinued operations	-	1,798
Loss from continuing operations	(12,714,951)	(8,182,323)
Adjustments to reconcile loss from continuing operations
to net cash (used in) provided by operating activities:
Stock-based compensation expense	2,198,713	2,777,886
Provision for doubtful accounts	329,870	150,825
Depreciation and amortization	5,512,299	5,757,365
Restructuring and other charges	1,396,695	647,152
Deferred rent	(319,958)	663,020
Noncash barter activity	183,270	(107,210)
Gain on disposition of assets	(232,989)	-
Changes in operating assets and liabilities:
Accounts receivable	1,125,158	214,891
Other receivables	(677,601)	74,870
Prepaid expenses and other current assets	(294,567)	469,366
Other assets	39,556	37,904
Accounts payable	1,116,374	(150,305)
Accrued expenses	(2,519,154)	(69,262)
Deferred revenue	(1,100,272)	1,272,137
Other current liabilities	(240,830)	6,330
Other liabilities	24,000	-
Net cash (used in) provided by continuing operations	(6,174,387)	3,562,646
Net cash used in discontinued operations	-	(3,669)
Net cash (used in) provided by operating activities	(6,174,387)	3,558,977

Cash Flows from Investing Activities:
Purchase of marketable securities	(41,151,130)	(24,854,469)
Sale and maturity of marketable securities	34,812,021	52,144,328
Capital expenditures	(1,327,746)	(1,974,406)
Proceeds from the disposition of assets	249,300	-
Purchase of The Deal, LLC	(5,430,063)	-
Sale of Promotions.com	-	265,000
Net cash (used in) provided by investing activities	(12,847,618)	25,580,453

Cash Flows from Financing Activities:
Cash dividends paid on common stock	(1,636,236)	(3,446,892)
Cash dividends paid on preferred stock	(192,848)	(385,696)
Proceeds from the sale of common stock	135,000	-
Restricted cash	660,370
Purchase of treasury stock	(964,112)	(531,311)
Net cash used in financing activities	(1,997,826)	(4,363,899)
Net (decrease) increase in cash and cash equivalents	(21,019,831)	24,775,531
Cash and cash equivalents, beginning of period	44,865,191	20,089,660
Cash and cash equivalents, end of period	$23,845,360	$44,865,191

Supplemental disclosures of cash flow information:

Cash payments made for interest	$30,028	$-
Cash payments made for income taxes	$-	$-

Net loss	$(12,714,951)	$(8,184,121)
Noncash expenditures	9,067,900	9,889,038
Changes in operating assets and liabilities	(2,527,336)	1,854,060
Capital expenditures	(1,327,746)	(1,974,406)
Free cash flow	$(7,502,133)	$1,584,571